UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event recorded): April 1, 2015 (March 31, 2015)

ZD VENTURES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127389	99-0381956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Avenue Road, Suite 200, Toronto, ON, M5R 2G3
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (416) 929 - 1806

WEBTRADEX INTERNATIONAL CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2015

ZD VENTURES CORPORATION

By: /s/ Kam Shah

Kam Shah
Chief Financial Officer

ZD VENTURES TERMINATES PURCHASE AGREEMENT WITH  BLUESENCE INNOVATION GROUP S.L.

Toronto, March 31, 2015 –ZD Ventures Corporation (OTCBB: ZDVN) ("The Company" "ZD Ventures") announces that the previously announced agreement to acquire Bluesence Innovation Group S.L. (“Bluesence”) has been terminated due to disagreements of the parties over certain terms of the acquisition.

The Company is currently negotiating with the Bluesence owner the settlement of the financial advances given by the Company to the owner in anticipation of the acquisition.

ZD Ventures is now working on other corporate objectives with a view to entering into new technology sectors.

About the Company

ZD Ventures is seeking to expand into the internet industry by acquiring and supporting emerging internet-related technologies and other related assets.

For further information contact:   Terence Robinson, CEO, tr@zdventures.com and/or Kam Shah, CFO ks@zdventures.com  or refer to our web sites: www.zdventures.com,

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a results of new information, future events or otherwise, except as required by law.